As filed with the Securities and Exchange Commission on May 5, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Form F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NetQin Mobile Inc.
(Exact name of Registrant as specified in its charter)
Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	7372 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

No. 4 Building
11 Heping Li East Street
Dongcheng District
Beijing 100013
The People’s Republic of China
(86-10) 8565-5555
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.
400 Madison Avenue, 4th Floor
New York, New York 10017
(212) 750-6474
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong (852) 3740-4700	Leiming Chen, Esq. Simpson Thacher & Bartlett LLP 35/F, ICBC Tower 3 Garden Road, Central Hong Kong (852) 2514-7600

Approximate date of commencement of proposed sale to the public:  as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-172839

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum		Amount of
Title of Each Class of	Amount to be	Offering Price	Proposed Maximum Aggregate	Registration
Securities to be Registered(1)	Registered	Per Share	Offering Price(2)(3)	Fee
Class A common shares, par value $0.0001 per share	3,491,070	$2.30	$8,029,461	$932.22(4)

(1)	American depositary shares issuable upon deposit of the Class A common shares registered hereby will be registered under a separate registration statement on Form F-6 (Registration No. 333-173389). Each American depositary share represents five Class A common shares.

(2)	Includes Class A common shares that are issuable upon the exercise of the underwriters’ option to purchase additional shares. Also includes Class A common shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A common shares are not being registered for the purpose of sales outside the United States.

(3)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

(4)	Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the amount of securities being registered hereunder represents no more than 20% of securities initially registered pursuant to Registration Statement No. 333-172839. A total of 41,071,430 securities were registered under Registration Statement No. 333-172839. In no event will the aggregate amount of all securities issued by the registrant pursuant to this Registration Statement and Registration Statement No. 333-172839 exceed 44,562,500.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) and General Instruction V to Form F-1, both promulgated under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form F-1 (File No. 333-172839) initially filed by NetQin Mobile Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) on March 15, 2011, which was declared effective by the Commission on May 4, 2011, including all amendments, supplements and exhibits thereto and each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated therein, are incorporated herein by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on May 5, 2011.

NETQIN MOBILE INC.

By:	/s/ Henry Yu Lin
Name:     Henry Yu Lin

Title:	Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on May 5, 2011.

Signature		Title

/s/ Henry Yu Lin Name: Henry Yu Lin		Chairman of the Board of Directors and Chief Executive Officer (principal executive officer)

* Name: Suhai Ji		Chief Financial Officer (principal financial and accounting officer)

* Name: James Ding		Director

* Name: Jun Zhang		Independent Director

* Name: Weiguo Zhao		Director

* Name: Xu Zhou		Director

* Name: Vincent Wenyong Shi		Director and Chief Operating Officer

* Name: Ying Han		Independent Director

/s/ Kate Ledyard Name: Kate Ledyard Title: Manager, Law Debenture Corporate Services Inc.		Authorized U.S. Representative

* By:	/s/ Henry Yu Lin
Name: Henry Yu Lin Attorney-in-fact

NetQin Mobile Inc.

EXHIBIT INDEX

Exhibit
Number	Description of Document

5.1	Opinion of Maples and Calder regarding the validity of the common shares being registered
23.1	Consent of PricewaterhouseCoopers Zhong Tian CPAs Limited Company, an independent registered public accounting firm
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form F-1 of NetQin Mobile Inc. (Registration No. 333-172839) initially filed with the Securities and Exchange Commission on March 15, 2011)

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